Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Nemaura Medical Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Fees to be paid	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

	Equity	Common Stock, par value $0.001 per share	457(o)	(1)(2)	(3)	(3)
	Equity	Preferred Stock, par value $0.001 per share	457(o)	(1)(2)	(3)	(3)
	Debt	Debt Securities	457(o)	(1)(2)	(3)	(3)
	Other	Warrants	457(o)	(1)(2)	(3)	(3)
	Other	Units	457(o)	(1)(2)	(3)	(3)

	Total	N/A	457(o)	-	-	$224,634,031 (4)	0.0000927	$20,823.57

Carry Forward Securities

Carry Forward Securities		Common Stock, par value $0.001 per share	457(o) 457(p)	N/A		$224,634,031 (4)	0.0001212	N/A	S-3	333-230535	April 8, 2019	$19,994.96

	Total Offering Amounts					$224,634,031		$20,823.57

	Total Fees Previously Paid

	Total Fee Offsets							$19,994.96

	Net Fee Due							$828.61

(1)	The securities registered hereunder include such indeterminate number of (a) shares of common stock, (b) shares of preferred stock, (c) debt securities, (d) warrants to purchase common stock, preferred stock or other securities of the registrant, and (e) units consisting of some or all of these securities in any combination, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any stock splits, stock dividend or similar transaction.

(3)	Estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for shares of common stock that are issued upon conversion of debt securities or preferred stock or upon exercise of common stock warrants registered hereunder. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $224,634,031.

(4)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended. Pursuant Rule 457(p) under the Securities Act, the Registrant hereby partially offsets the $20,823.57 registration fee due under this Registration Statement by the $19,994.96 filing fee associated with the unsold securities from the Registrant’s Registration Statement (File No. 333-230535), filed on March 27, 2019 registering common stock for a maximum aggregate offering price of $250,000,000 (the “Prior Registration Statement”), of which $224,634,031 remains unsold as of the filing date of this Registration Statement. Pursuant to Rule 457(p), the associated filing fee of $19,994.96 is hereby used to partially offset the current $20,823.57 registration fee due. As a result, a filing fee of $828.61 is being paid herewith.

Immediately after this registration statement has been declared effective by the Securities and Exchange Commission, the registrant will file a prospectus supplement relating to $3,000,000 unsold shares of the registrant’s common stock (“Unsold Shares” forming a part of the unsold securities under the Prior Registration Statement) issuable pursuant to an At The Market Offering Agreement with H.C. Wainwright & Co., LLC, that were previously covered by the Prior Registration Statement and a prospectus supplement thereto dated July 23, 2021 filed pursuant to Rule 424(b)(5), which included $364 of filing fees paid for the registration of such Unsold Shares on the Prior Registration Statement.